Exhibit 3(i)(h)
                            ARTICLES OF INCORPORATION
                                       OF
                            IMAGE-PHOTO SYSTEMS, INC.

            The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Nevada, do hereby set forth as follows:
                         FIRST:      The name of the corporation is
                                     IMAGE-PHOTO SYSTEMS, INC.
             SECOND: The address of the resident agent of this corporation in this state is c/o United Corporate Services, Inc., 202 South Minnesota Street, in the City of Carson City, County of Carson City, State of Nevada 89703 and the name of the resident agent at said address is United Corporate Services, Inc.
             THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Nevada.
             FOURTH: The corporation shall be authorized to issue the following shares:
                     Class  Number of Shares Par Value
                     COMMON          75,000,000           $.001

             FIFTH: The number of directors constituting the initial Board of Directors is two (2); and the name and address of the initial Board of Directors, to serve until the first annual meeting of shareholders, or until the successors are elected and qualify, are as follows:

              NAME                                              ADDRESS
          Michael A. Barr                                   10 Bank Street
                                                   White Plains, New York 10606

          Robert F. Gilhooley                               10 Bank Street
                                                   White Plains, New York 10606


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



              SIXTH:The names and addresses of the incorporators are as follows:

           NAME                                                 ADDRESS
          Michael A. Barr                                   10 Bank Street
                                                    White Plains, New York 10606

          Robert F. Gilhooley                               10 Bank Street
                                                    White Plains, New York 10606

             SEVENTH: The period of duration of the corporation shall be perpetual.
             EIGHTH:  The  corporation  may, to the fullest extent  permitted by
Section 78.751 of the Nevada General Corporation Law, indemnify any and all directors and officers whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matter referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity by holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefits of the heirs, executors and administrators of such a person.









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



      IN WITNESS WHEREOF, the undersigned hereby execute this document and affirm that the facts set forth herein are true under the penalties of perjury this first day of June, 1999.

                                               MICHAEL A. BARR
                                               Michael A. Barr, Incorporator


                                               ROBERT F. GILHOOLEY
                                               Robert F. Gilhooley, Incorporator

STATE OF NEW YORK    )
                     )ss:
COUNTY OF WESTCHESTER)

               Be it remembered that on this first day of June, 1999, personally came before me, a Notary Public in and for the County and State aforesaid, Michael A. Barr, Robert F. Gilhooley, parties to the foregoing document, known to me personally to be such, and who, being by me f irst duly sworn, acknowledged the said document to be their act and deed and that the facts therein stated are true.

               Given under my hand and seal of office the day and year aforesaid.

                                    MARIA R. FISCHETTI
                                    Maria R. Fischetti, Notary Public


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



                          ACCEPTANCE AS RESIDENT AGENT
                                       OF
                            IMAGE-PHOTO SYSTEMS, INC.
             Having been named to accept service of process for the above stated corporation, at the place designated in this certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all status relative to the proper and complete performance of my duties.

             Dated:        June 1, 1999


                                                 UNITED CORPORATE SERVICES, INC.

                                                 MICHAEL A. BARR
                                                 Michael A. Barr - President


Resident Agent's Office Address:


202 South Minnesota Street
Carson City, Nevada   89703



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